SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
--------------------------------

         [ ] Preliminary  proxy  statement
         [X] Definitive  proxy  statement
         [ ] Definitive additional materials
         [ ] Soliciting material pursuant to Rule 14a-12

                   [ ] Confidential, For Use of the Commission
                       Only (as permitted by Rule 14a-6(e)(2))

                            IntegraMed America, Inc.
               ---------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, schedule or registration statement no.:

         (3) Filing party:

         (4) Date filed:  April 16, 2004

April 16, 2004






Dear Stockholder:

It is my pleasure to invite you to attend the 2004 Annual Meeting of Stockholders of IntegraMed America, Inc. The meeting will be held at 10:00 a.m. (local time) on Tuesday, May 18, 2004, at the Company's corporate offices at Two Manhattanville Road, 3rd Floor, Purchase, New York.

The following pages contain the formal Notice of Annual Meeting of Stockholders and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting, which is the election of five directors for a term of one year and the approval, and ratification, of an amendment to the Company's Certificate of Incorporation. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find detailed information about IntegraMed America, Inc. in the enclosed 2003 Annual Report to Stockholders.

We hope you can join us on May 18, 2004. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed Proxy, sign and date the Proxy, and return it in the enclosed envelope. Your vote is important to the Company, so please return your Proxy promptly.

Sincerely,

/s/Gerardo Canet
   ----------------------------------
   Gerardo Canet
   President & Chief Executive Officer

                            INTEGRAMED AMERICA, INC.
                             Two Manhattanville Road
                            Purchase, New York 10577



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 18, 2004





To the Stockholders:


         Notice is hereby given that the Annual Meeting of the Stockholders of IntegraMed America, Inc. (the "Company") will be held on May 18, 2004, 10:00 a.m. local time, at the Company's headquarters, Two Manhattanville Road, 3rd Floor, Purchase, New York 10577. The meeting is called for the following purposes:

         1.   To elect five directors for a term of one year;

         2.   To  consider  and  vote  upon  an   amendment  to  the   Company's
              Certificate  of  Incorporation   reducing  the  number  of  shares
              authorized from 50,000,000 to 15,000,000;

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on March 26, 2004 are entitled to notice of, and to vote at, the meeting.

         All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned the proxy card.

                                            By Order of the Board of Directors,

                                            Claude E. White
                                            Secretary

April 16, 2004

                            INTEGRAMED AMERICA, INC.
                             Two Manhattanville Road
                            Purchase, New York 10577
                                  914-253-8000

                     --------------------------------------
                                 PROXY STATEMENT
                     --------------------------------------

                     For the Annual Meeting of Stockholders
                       To Be Held on Tuesday, May 18, 2004


Solicitation of Proxy

         This Proxy Statement is furnished to stockholders of IntegraMed America, Inc. (the "Company") in connection with the solicitation by the Company's Board of Directors of proxies for use at the Annual Meeting of Stockholders of the Company to be held in Purchase, New York, on Tuesday, May 18, 2004 at 10:00 a.m., and any adjournments of the meeting ("Annual Meeting").

Mailing Date

         The Annual Report of the Company for 2003, including financial statements, the NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, this Proxy Statement, and the proxy card are being mailed to stockholders on or about April 16, 2004.

Who can vote -- Record Date

         The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is March 26, 2004. Each of the 3,488,162 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company issued and outstanding on the record date is entitled to one vote at the meeting.

How to vote -- Proxy Instructions

         You can vote your shares by mailing in your proxy card. Stockholders who hold their shares in "street name" must vote their shares in the manner prescribed by their brokers.

         In voting, on the Directors, you may specify whether your shares should be voted for all, some, or none of the nominees for director (Proposal 1 on the proxy card).

         If you do not specify on your proxy card how you want to vote your shares, we will vote them "FOR" the election of all nominees for director as set forth under "Election of Directors" (Proposal 1).

         In voting on the amendment to the Company's Certificate of Incorporation (the "Certificate") reducing the Company's authorized shares from 50,000,000 to 15,000,000, you may specify whether your shares should be voted for or against the amendment or you may abstain (Proposal 2 on the proxy card).

         If you do not specify on your proxy card how you want to vote your shares, we will vote them "FOR" the amendment to the Certificate (Proposal 2).

 Revocation of Proxies

         You may revoke your Proxy at any time before it is exercised in any of three ways:

         (1) by submitting written notice of revocation to the Company's Secretary, which must be received prior to the Annual Meeting;

         (2) by submitting a new Proxy by mail that is dated later in time and properly signed; or

         (3)  by voting in person at the meeting.

Quorum

         A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if the holders of a majority of the votes entitled to be cast by the stockholders at the Annual Meeting are present, in person or by proxy. Broker "non-votes" and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. However, with respect to proposals, which require the affirmative vote of a percentage of shares present at the Annual Meeting and entitled to vote on such proposal for approval, such broker "non-votes" will be treated as not present for purposes of determining the outcome of any such matter. With respect to proposals, which require the affirmative vote of a percentage of the outstanding shares for approval, since such broker "non-votes" are not cast "FOR" a particular matter, they will have the same effect as negative votes or votes cast "AGAINST" such proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Required Vote

         Election of Directors: Persons receiving a plurality of the voted shares present in person or represented by proxy at the Annual Meeting will be elected directors, meaning the individuals receiving the greatest number of votes will be elected to serve as directors. Shares not voted (whether abstention, broker "non-votes" or otherwise) have no effect on the election. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.

         Approval of the amendment to the Certificate: The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to approve and ratify the amendment to the Certificate. Since broker "non-votes" and abstentions are not cast "FOR" such amendment, they will have the same effect as negative votes or votes cast "AGAINST" such proposal.

Other Business

         The Company does not intend to bring any business before the meeting other than that set forth in the Notice of Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment on such business and any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted by your proxy.

                               SECURITY OWNERSHIP


         The following table sets forth, as of March 26, 2004, certain information concerning the stock ownership of all persons known by the Company to own beneficially 5% or more of the shares of Common Stock, and each director, and each executive officer named under "Executive Compensation", and all directors and executive officers of the Company as a group.

                                                 Shares of
                                               Common Stock         Percent of
                                               Beneficially        Common Stock
Beneficial Owners                                Owned (1)          Outstanding
-----------------                              ------------        ------------


Gruber & McBaine Capital Management, LLC......   588,750 (2)           16.9%
50 Osgood Place
San Francisco, CA 94133-4622

IAT Reinsurance Company Ltd...................   403,188(3)            11.7%
120 Broadway
New York, New York 10271

Wilshire Insurance Company....................   300,000(4)             8.6%
c/o Spear Leeds & Kellogg
120 Broadway, 6th Floor
New York, NY 10271



Officer and Director Stock Ownership

Gerardo Canet.................................   203,834(5)             6.7%
Peter Cucchiara...............................    14,860(5)             *
Jay Higham....................................    37,502(5)             1.1%
John W. Hlywak, Jr............................    60,750(5)             1.8%
Donald S. Wood, Ph.D..........................    48,100(5)             1.4%

Michael J. Levy, M.D..........................    52,667(5)             1.5%
Sarason D. Liebler............................    46,962(5)             1.4%
Aaron S. Lifchez, M.D.........................    76,441(5)             2.2%
Wayne R. Moon.................................    11,350(5)             *
Lawrence J. Stuesser..........................    40,850(5)             1.2%
Elizabeth E. Tallett..........................    27,350(5)             *

ALL EXECUTIVE OFFICERS AND DIRECTORS
    AS A GROUP (14 persons)...................   630,530(5)            18.1%
--------------

* Represents less than 1% of outstanding shares of Common Stock.

(1) For the purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

(2) Includes 505,525 shares of Common Stock held by accounts managed by Gruber and McBaine Capital Management, LLC. (the "LLC"), for which the LLC has shared voting and dispositive powers pursuant to various investment management agreements, and 48,225 and 35,000 shares held by Jon D. Gruber and J. Patterson McBaine, respectively. Mr. Gruber and Mr. McBaine are managers of the LLC and Eric B. Swergold. The 505,525 shares of Common Stock includes 240,550 shares for which Lagunitas Partners, an investment limited partnership of which the LLC is the general partner, has shared voting and dispositive powers.

(3) Includes 100 shares held by Mr. Peter R. Kellogg based on a Schedule 13G filed jointly by IAT Reinsurance Company Ltd. ("IAT") and Mr. Kellogg on February 20, 2004. According to the Schedule 13G, Mr. Kellogg has sole dispositive and voting power with respect to the Company shares owned by IAT and its subsidiaries. Mr. Kellogg disclaims beneficial ownership of the 403,088 shares owned by IAT and its subsidiaries

(4) Represents shares of Common Stock identified by the Company from Security Position Lists maintained by ADP Proxy Services.

(5) Includes currently exercisable options to purchase Common Stock, including options exercisable within 60 days of March 26, 2004, as follows: Gerardo Canet -- 169,002; Peter Cucchiara -- 10,000; Jay Higham -- 13,750; John Hlywak -- 13,750; Donald S. Wood -- 32,500; Michael Levy -- 20,500; Sarason Liebler -- 35,000; Aaron Lifchez -- 20,500; Wayne R. Moon -- 5,000; Lawrence Stuesser -- 25,000; and Elizabeth Tallett -- 19,000. As to "All Executive Officers and Directors as a Group, the 630,530 shares includes an aggregate of 9,864 shares beneficially owned by executive officers not named above.The address for each of these individuals is c/o IntegraMed America, Inc., Two Manhattanville Road, Purchase, New York 10577.


PROPOSAL 1

                  ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

         Dr. Aaron S. Lifchez and Dr. Michael J. Levy will not be standing for re-election to the Board of Directors at the Annual Meeting. Pursuant to the Board of Director's authority under the Company's By-Laws, the Board amended the Company's By-laws in February 2004 to decrease the number of directors on the Board of Directors from seven to five. Therefore, at the Annual Meeting, five directors will be elected by the stockholders to serve until the next annual meeting of stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. The Board of Directors recommends that the persons named below be elected as directors of the Company and it is intended that your proxy will be voted for the election as directors of the five persons named below, unless your proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a director, your proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

         The following sets forth the names and ages of the five nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

         GERARDO CANET (58) became President, Chief Executive Officer and a director of the Company effective February 14, 1994 and served as the Chairman of the Board from April 19, 1994 to March 7, 2000. For approximately five years prior to joining the Company, Mr. Canet held various executive management positions with Curative Health Services, Inc., the last of which was as Executive Vice President and President of its Wound Care Business Unit. Mr. Canet has been a director of Dendreon Corporation since December 1996. Mr. Canet earned a B.A. in Economics from Tufts University and an M.B.A. from Suffolk University.

        SARASON D. LIEBLER (67) became a director of the Company in August 1994. Mr. Liebler is President of SDL Consultants, a privately-owned consulting firm engaged in rendering general business advice. During the past 20 years, Mr. Liebler was a director and/or officer of a number of companies in the fields of home health care, clinical diagnostics, high density optical storage and sporting goods. Mr. Liebler is a graduate of the United States Naval Academy with a B.S. in Engineering.

        WAYNE R. MOON (64) became a director of the Company in May 2001. Mr. Moon joined Kaiser Foundation Health Plan, Inc. in 1970 and was subsequently elected President, Chief Operating Officer and Director. In September 1993, Mr. Moon was appointed President and Chief Executive Officer of Blue Shield of California and a member of its Board of Directors and, later, Chairman. Mr. Moon retired from Blue Shield in January 2000. He currently serves as Executive Chairman of the Board of RelayHealth, Inc. He serves on various corporate, professional and civic boards, including Varian, Inc. and the California State Automobile Association. Mr. Moon earned a B.B.A. and a Masters in Hospital Administration from the University of Michigan.

        LAWRENCE J. STUESSER (62) became a director of the Company in April 1994. Since June 1999, Mr. Stuesser has been a private investor. From June 1996 to May, 1999, Mr. Stuesser was the President and Chief Executive Officer and a director of Computer People Inc., the U.S. subsidiary of London-based Delphi Group plc., of which he was also a director. Mr. Stuesser was a director of Curative Health Services, Inc. from July 1993 to May 2000 and has been a director of American Retirement Corporation since May 1997. He is also a director of several private companies. Early in his career, Mr. Stuesser qualified as a certified public accountant and served as an audit manager with Alexander Grant & Company, an accounting firm. Mr. Stuesser holds a B.B.A. in accounting from St. Mary's University.

        ELIZABETH E. TALLETT (55) became a director of the Company in June 1998. Since July 2002, Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies. From November 2000 until January 2003, Ms. Tallett was Chief Executive Officer of Marshall Pharmaceuticals, Inc., a specialty pharmaceutical company. Ms. Tallett held the position of President and Chief Executive Officer of Dioscor, Inc., a biopharmaceutical company, from 1996 until July 2003. Ms. Tallett was President and Chief Executive Officer of Ellard Pharmaceuticals, Inc. and Galenor, Inc., both biopharmaceutical companies, from 1997 to 2000 and 1999 to 2000, respectively. Ms. Tallett is a director of The Principal Financial Group, Inc., Varian Semiconductor Associates, Inc., Varian, Inc., Coventry Health Care, Inc. and Immunicon, Inc. She is a founding board member of the Biotechnology Council of New Jersey. Ms. Tallett graduated from Nottingham University with a degree in mathematics and economics.

        The Board of Directors recommends a vote "FOR" each nominee listed above, and your proxy will be voted in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the nominees listed above.

                        --------------------------------

        The Board of Directors has determined that Messrs. Moon and Stuesser and Ms. Tallet are independent directors in accordance with Rule 4200(a)(15) of the National Association Securities Dealers ("NASD") listing standards because none of them is believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Mr. Canet is precluded from being deemed independent under the NASD listing standards because he currently serves as an executive officer of the Company and Mr. Liebler is precluded from being deemed independent under the NASD listing standards because he received compensation other than director fees from the Company in excess of $60,000 during the previous three (3) years.

        Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

        During 2003, the Board of Directors held 5 meetings, and took action by written consent twice during 2003. Each director attended at least 75% of the aggregate of all meetings of (i) the Board of Directors and (ii) the committees thereof on which each director served during 2003.

        Stockholders may communicate directly with the directors. All communications should be sent in care of the Secretary of the Company at the Company's address and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for non-employee directors or a particular committee of the directors. If no director is specified, the communication will be forwarded to the entire Board.

        The Company does not have a policy requiring the directors to attend stockholders meetings; however, all of our directors attended the 2003 annual meeting. It is expected that all of our directors will attend the 2004 Annual Meeting.


                             COMMITTEES OF THE BOARD

        The Board of Directors maintains three standing Committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee whose members are set forth below. Prior to February 2004, the Company maintained an Executive Committee consisting of Messrs. Canet, as Chairman, and Liebler and Drs. Levy and Lifchez. The Executive Committee held one meeting in 2003.

           AUDIT                   COMPENSATION       NOMINATING AND GOVERNANCE
           -----                   ------------       -------------------------

       Wayne R. Moon              Wayne R. Moon             Wayne R. Moon*
   Lawrence J. Stuesser*       Lawrence J. Stuesser      Lawrence J. Stuesser
    Elizabeth E. Tallett      Elizabeth E. Tallett*      Elizabeth E. Tallett

        *Committee Chairperson

AUDIT COMMITTEE

        The Audit Committee is charged by the Board of Directors to (i) study, review and evaluate the Company's accounting, auditing and financial reporting practices, including the internal controls and audit functions, (ii) assess the Company's compliance with legal and regulatory requirements, and (iii) select the independent auditors and review their qualifications, independence and performance, while being the focal point for communications between the Board of Directors, management and the independent auditors. More specifically, the Audit Committee pre-approves all audit and non-audit services to be performed by the independent auditors, reviews the scope and results of the audit of the Company's financial statements, reviews financial statements and periodic filings with the Commission, and discusses the same with management

         Each Audit Committee member meets the independence standards of The Nasdaq Stock Market, Inc. The Board of Directors has determined that in addition to being independent, Mr. Stuesser is an "audit committee financial expert" as such term is defined in Item 401 of Regulation S-K of the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which, as amended and restated as of February 26, 2003, was appended to the Company's 2003 Proxy Statement as Appendix A. The Audit Committee held five meetings in 2003.

COMPENSATION COMMITTEE

        The Compensation Committee, under a delegation of authority from the Board of Directors, reviews and makes decisions with respect to salaries, wages, bonuses, equity awards and other benefits and incentives for executive officers of the Company. The Compensation Committee also administers all compensation programs for executive management of the Company. The Compensation Committee held four meetings in 2003.


Compensation Committee Interlocks and Insider Participation

         For 2003 the members of the Compensation Committee were Messrs. Stuesser (Chairman) and Moon, and Ms. Tallett. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries. For 2003, no executive officer of the Company served on the Compensation Committee or Board of Directors of any other entity, which had any executive officer who also served on the Compensation Committee or Board of Directors of the Company.

NOMINATING AND GOVERNANCE COMMITTEE

        The Board of Directors established a Nominating and Governance Committee in December 2003 consisting of independent directors as defined by NASDAQ rules. The primary purpose of the Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders, and recommending to the Board a set of corporate governance principles applicable to the Company. The Committee also provides assistance to the Board and the Board Chairman in the areas of Committee selection and rotation practices, evaluation of the overall effectiveness of the Board and management, and review and consideration of developments in corporate governance practices. The Committee's goal is to assure that the composition, practices, and operation of the Board contribute to value creation and effective representation of the Company stockholders.

        The Nominating and Governance Committee will consider candidates for board membership whose qualifications, including business experience and skills, lend themselves to advancing the Company's best interests. There are no minimum qualifications that the Committee looks for. Stockholders may recommend candidates for consideration by the Nominating and Governance Committee by writing to the Chairperson of the Nominating Committee, c/o IntegraMed America, Inc. 2 Manhattanville Road, Purchase, New York 10577. Such recommendations for the 2005 annual meeting of stockholders must be received by the Company between January 18, 2005 and February 18, 2005. The Nominating and Governance Committee's process for identifying and evaluating nominees for director, including nominees recommended by stockholders, includes background and reference checks, together with personal interviews.

        Each Nominating and Governance Committee member meets the independence standards of the Nasdaq Stock Market, Inc.

        The Nominating and Governance Committee has a charter, a copy of which is available to stockholders at the Company's website http://www.integramed.com under the Investors' Relation Section thereof.


                              DIRECTOR COMPENSATION

        In 2003 directors of the Company were paid an annual retainer of $10,000, a fee of $1,000 for each regularly scheduled meeting of the Board attended, $2,500 per year for membership on each committee of the Board, and were reimbursed for expenses actually incurred in attending meetings. Additionally, directors were granted, as part compensation for services rendered, 3,350 shares of Common Stock, with a market value of $16,582.50 based on the closing price per share of the Company's Common Stock on the date of the grant. Directors who are also executive officers are not compensated for their services as directors.

         The following chart sets forth fees paid for 2003 for non-employee directors serving on the Board of Directors

  ---------------------    ----------      ---------------      -----------
                                           BOARD/COMMITTEE       COMMITTEE
        DIRECTOR            RETAINER       ATTENDANCE FEE       MEMBERSHIPS
  ---------------------    ----------      ---------------      -----------

  Michael J. Levy, M.D.     $10,000           $5,000 (1)          $2,500

  Aaron S. Lifchez, M.D.    $11,500 (2)       $7,000 (1)          $2,500

  Sarason D. Liebler        $10,000           $7,000 (1)          $2,500

  Wayne R. Moon             $10,000           $4,000              $5,000

  Elizabeth E. Tallett      $10,000           $5,000              $6,500 (3)

  Lawrence J. Stuesser      $10,000           $4,000              $6,500 (3)


(1) Each of Drs. Levy and Lifchez and Mr. Liebler were paid $2,000 in connection with attendance at an Executive Committee meeting held on a day other than a board meeting day.
(2) Dr. Lifchez is paid an additional $1,500 as Chairman of the Board of Directors.
(3) Each of Ms. Tallett and Mr. Stuesser is paid an additional $1,500 for their role as Chairpersons of the Audit Committee and the Compensation Committee, respectively. Mr. Moon will receive an additional $1,500 in 2004 for his role as Chairperson of the Nominating and Governance Committee.

        SDL Consultants, a company owned by Sarason D. Liebler, who became a director of the Company in August 1994, rendered consulting services to the Company for aggregate fees of approximately $83,000, $78,000 and $96,000 during 2003, 2002 and 2001, respectively.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

        The following sets forth the business experience of executive officers who are not also directors of the Company.


        KEVIN CONROY (43) joined the company in 2001 as the Director of Finance at one of the Company's FertilityPartners office, and was promoted to Vice President and Treasurer in May 2003. From 1996 to 2001, Mr. Conroy was the Chief Financial Officer of two provider-sponsored health plans based in New York with responsibility for Finance and Information Systems management. From 1990-1996, Mr. Conroy held various positions at the New York City Health and Hospitals Corporation culminating as the Assistant Vice President of Capital Finance. Mr. Conroy obtained his BA in Public Policy from Hamilton College and his MS in Public Policy from the University of Rochester

        PETER CUCCHIARA (52) joined the Company in 1995 as director of information systems and was promoted to Vice President, Information Systems in

March 1999. Prior to joining the Company, Mr. Cucchiara led various information technology efforts and initiatives for The Hospital for Special Surgery and the Franciscan Sisters Health Care System, and has over 15 years experience in medical information systems and informatics. Mr. Cucchiara was awarded a B.S. degree in Industrial Administration from the New Jersey Institute of Technology.

        JAY HIGHAM became (45) Vice President of Marketing and Development of the Company in October 1994. In January 1999, Mr. Higham was promoted to Senior Vice President of Marketing and Development. For four years prior to joining the Company, Mr. Higham held a variety of executive positions, the most current of which was as Vice President of Health Systems Development for South Shore Hospital and South Shore Health and Education Corporation where he developed and implemented a strategy for integration with physician group practices and managed care payors. Mr. Higham earned an M.H.S.A. from George Washington University.

        JOHN W. HLYWAK, JR. (56) joined the Company in July 1999 as its Senior Vice President and Chief Financial Officer. From 1997 to 1999 he was the Senior Vice President and Chief Financial Officer of MedSource, Inc., a Tennessee-based health care billing and receivables management company. From 1995 to 1997 he was a Principal with The J. William Group, Inc., a merger and acquisition advisory firm. Prior to 1995 Mr. Hlywak was a partner in Arthur Andersen & Co., a worldwide accounting and consulting firm. Mr. Hlywak is a C.P.A. and has a B.S. degree in Accounting from Widener University.

        LISA MARIN (39) joined the Company in June 2003 as Vice President, Human Resources and Administration. From 2000 to 2003, Ms. Marin was the Senior Manager of Human Resources at Applera, Inc., a Connecticut based bio-technology company, where she managed the Human Resources function for senior level corporate staff, as well as employee relations for the company-owned east coast facilities. Since prior to 2000, Ms. Marin has held progressively responsible Human Resources positions both in the for-profit and not-for-profit health care field in the New York-Connecticut-New Jersey area. Ms. Marin holds a BA degree in Human Development from Boston College.

        CLAUDE E. WHITE (55) joined the Company in March 1995 as General Counsel and Assistant Secretary. In January 1998, Mr. White became Corporate Secretary, in addition to General Counsel, and in May, 2002 became a Vice President. Mr. White has served as General Counsel of several major companies over a period of 10 years prior to joining the Company, including Burns International Security Services, Inc., Staff Builders, Inc. and Quality Care, Inc. Mr. White received his B.A. degree in Political Science from Rutgers College and J.D. degree from Rutgers School of Law.

        DONALD S. WOOD, PH.D. (59) joined the Company in April 1991 as its Vice President of Genetics. Dr. Wood became Vice President of Science and Technology in 1993, was promoted President and Chief Operating Officer of the Reproductive Science Center Division in 1997 and was promoted to Senior Vice President and Chief Operating Officer in January 1999. From 1989 through March 1991, Dr. Wood was the Executive Vice President and Chief Scientific Officer of Odyssey Biomedical Corp., a genetic testing company, which he co-founded, and which was acquired by IG Labs, Inc. in December 1990. Dr. Wood received a Ph.D. in Physiology from Washington State University and completed a post-doctoral fellowship in neurology at the Columbia/Presbyterian Medical Center in New York, where he subsequently was appointed an Assistant Professor of Neurology.

                             EXECUTIVE COMPENSATION

        The following table sets forth a summary of the compensation paid or accrued by the Company during the years ended December 31, 2003, 2002 and 2001 for the Company's Chief Executive Officer and for the next four most highly compensated executive officers (the "Named Executive Officers").


                                                                                  Long Term Compensation
                                                                                ---------------------------
                                                                                                 Securities
                                                                                Restricted       Underlying
                                                      Annual Compensation          Stock           Options
  Name and Principal Position           Year          Salary($)    Bonus($)      Award(s)($)     Granted (#)
  ----------------------------------------------------------------------------------------------------------

  Gerardo Canet                          2003         275,000       24,750         52,200              --
     President and                       2002         260,000      102,961        102,288            13,000
     Chief Executive Officer             2001         250,000      129,000         92,812            16,000

  Peter Cucchiara                        2003         135,000        4,050         29,750              --
     Vice President,                     2002         129,000       27,477         15,428            4,000
     Information Systems                 2001         125,000       24,751           --              5,500

  Jay Higham                             2003         183,000       13,660         52,200              --
     Sr. Vice President, Marketing       2002         175,000       49,700         50,860            7,500
  and Development                        2001         160,000       48,640         39,600            9,000

  John W. Hlywak, Jr.                    2003         206,000       16,480         6,100              --
     Sr. Vice President and              2002         198,000       56,231         51,861            7,500
     Chief Financial Officer             2001         190,000       65,358         47,025            9,000

  Donald S. Wood, Ph.D.                  2003         195,000       15,600         26,100              --
     Sr. Vice President and              2002         190,000       58,519         49,948            7,500
     Chief Operating Officer             2001         178,000       57,672         44,055            9,000



         The Company did not grant any stock options to the Named Executive Officers in 2003 and no Named Executive Officer exercised stock options during 2003.

         The following table sets forth certain information concerning the Named Executive Officers who held unexercised options at December 31, 2003:



                                        AGGREGATED OPTION EXERCISES IN 2003 AND
                                              2003 YEAR-END OPTION VALUES



                                                                    Number of
                                 Shares                       Securities Underlying            Value of Unexercised
                                Acquired                           Unexercised                     In-the-Money
                                   On         Value                Options at                       Options at
                               Exercise     Realized             December 31, 2003            December 31, 2003($) (1)
                                                         ------------------------------    ------------------------------
        Name                      (#)          ($)        Exercisable     Unexercisable    Exercisable      Unexercisable
-----------------------------  -----------  -----------  ------------------------------    ------------------------------

Gerardo Canet                      --           --         179,564            7,313          391,999             1,901

Peter Cucchiara                    --           --          10,000             --             17,281               --

Jay Higham                         --           --          23,281            4,219           43,253             1,097

John W. Hlywak, Jr.                --           --          33,281            4,219           53,053             1,097

Donald S. Wood, Ph.D.              --           --          35,619            4,219           77,810             1,097


(1) Based upon the closing sales price of the Common Stock of $6.24 per shares on The Nasdaq National Market(R)on December 31, 2003.

         The following table sets forth information about the Company's Common Stock authorized for issuance under the Company's Equity Compensation Plans as of December 31, 2003:


                                    EQUITY COMPENSATION PLAN INFORMATION


                                        (a)                        (b)                (c)
                                                                                     Number of securities
                                                                                   remaining available for
                              Number of securities to       Weighted-average        future issuance under
                              be issued upon exercise      exercise price of      equity compensation plans
                              of outstanding options,     outstanding options,      (excluding securities
       Plan Category            warrants and rights       warrants and rights      reflected in column (a)
----------------------------- ------------------------- ------------------------- ---------------------------

 Equity Compensation plans
    approved by security              701,247                    $5.00                     101,297
        holders (1)

 Equity compensation plans
  not approved by security               0                         0                          0
          holders

           Total                      701,247                    $5.00                     101,297



     (1) The Company has two equity compensation plans approved by security holders. One is the 1992 Incentive and Non-Incentive Stock Option Plan (the "1992 Plan") and the other is the 2000 Long-Term Compensation Plan. The 1992 Incentive and Non-Incentive Stock Option Plan expired in April 2002 and accordingly, no further grants may be made. There are option agreements outstanding under the 1992 Plan currently outstanding, all of which expire 10 years from date of their respective grants.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

         On February 14, 1994, Gerardo Canet entered into an employment agreement with the Company to serve as its President and Chief Executive Officer and was appointed as a director. Pursuant to the employment agreement, Mr. Canet receives an annual salary of $215,000, subject to increases. Under Mr. Canet's employment agreement, the Company may terminate his employment without cause on thirty days' notice, in which event Mr. Canet will receive, as severance pay, twelve months' salary payable monthly. In the event Mr. Canet's employment is terminated by reason of his permanent disability or death, Mr. Canet (or his legal representative) will receive six months' base salary (reduced by any payments following termination received under any long-term disability policy maintained by the Company for Mr. Canet's benefit).

         The employment agreement further provides that in the event that (i) within one year after a "Change of Control" (as defined therein) of the Company, Mr. Canet's employment terminates or there occurs a material reduction in his duties (other than by reason of his disability) or a material interference by the Company's Board of Directors with the exercise of his authority, or (ii) the Company is acquired for cash in excess of $10.00 per share of Common Stock, the stock options granted to Mr. Canet under the employment agreement would accelerate and become exercisable as of the date of such termination, material reduction, material interference, or cash acquisition, or, with respect to the incentive stock options, the earliest date thereafter consistent with certain restrictions set forth in the agreement.

         Under the employment agreement, Mr. Canet has agreed not to compete with the Company while employed by the Company and for a period of one year thereafter.
                                 --------------

         The Company is also a party to a Change in Control Severance Agreement with Mr. Canet entered into in August 1994.

         The Company is also party to Executive Retention Agreements with each of Messrs. Higham and Wood (Sr. Vice Presidents) entered into in March 1995, and with Messrs. Cucchiara, (Vice President, Information Systems), Hlywak (Sr. Vice President) and White (Vice President, General Counsel and Secretary), entered into in July and August, 1999.

         The Change in Control Severance Agreements and the Executive Retention Agreements (together referred to herein as the "Agreements") provide for certain severance payments and benefits to the named executives in the event of a termination of their employment, either by the Company without cause, or by the executive for "Good Reason" (as defined below), at any time within eighteen (18) months following a "Change in Control" (as defined below) of the Company (any such termination, a "Qualifying Termination"). More specifically, the Agreements provide the named executives with one additional year of salary, bonus (if applicable), and benefits (or equivalent), more than he or she would previously have been entitled to receive upon a termination without cause (or, additionally, in the case of Mr. Canet, certain terminations by Mr. Canet for Good Reason which would be deemed equivalent to a termination without cause under his current employment agreement). Accordingly, pursuant to the Agreements, in the event of a Qualifying Termination, Mr. Canet's severance has been increased to two years (from the one year severance provision which was contained in his employment agreement with the Company) and the named executives will be paid one year's severance. Pursuant to the terms of the Agreements, all incentive options granted to the respective executive would become fully vested upon a Qualifying Termination, subject to certain terms and conditions. Also, pursuant to the Agreements, the Company would be required to pay each respective executive for all reasonable fees and expenses incurred by the respective executive in litigating his or her rights, thereunder, to the extent the executive is successful in any such litigation.

         "Change in Control" under the Agreements means either: (i) any one or more changes in the aggregate composition of the Company's Board of Directors as a result of which Mr. Canet and the other individuals constituting the Board of

Directors as of July 26, 1994 (the "Incumbent Board"), cease to constitute a majority of the Board of Directors, provided, however, that any individual elected to the Board by, or nominated for election by, a majority of the then-current Incumbent Board (except if such person assumes office by reason of an actual or threatened election contest) is deemed to be a member of the then-current Incumbent Board; or (ii) the closing of the cash acquisition in the event the Company is acquired for cash in excess of $10.00 per share of Common Stock, except in either case (i) or (ii) if the executive is or was a member of the Board and approved such event in writing or by vote at a meeting of the Board.

         "Good Reason" under the Agreements consists of any of the following grounds based on which the named executive terminates his or her own employment within eighteen (18) months following a Change in Control of the Company: (i) a material reduction in the Executive's duties, title(s) or offices, or a material interference with his or her authority or status by the Board of Directors; (ii) a relocation of the Company's principal executive offices to a location at least fifty (50) miles from the Company's current offices in Purchase, New York; (iii) in the case of Mr. Canet, a material breach of or default by the Company under his employment agreement; (iv) in the case of any of the Vice Presidents, in the event Mr. Canet's employment as President and Chief Executive Officer of the Company is terminated (other than due to the death or permanent disability of Mr. Canet) within the eighteen (18) month period following a Change in Control by either the Company (other than for cause) or Mr. Canet for Good Reason; (v) if the executive's total salary and cash bonus opportunities for a fiscal year (which includes any portion of the eighteen-month period following a Change in Control) are less than 90% of the total salary and cash bonus compensation opportunities made available to the executive in the then most recently completed fiscal year; (vi) the failure of the Company to continue in effect any material benefits or perquisites or insurance plans in which the executive was participating unless substituted for with substantially similar benefits, or in the event the Company takes actions which would adversely affect the executive's participation in, or materially reduce the executive's benefits under, such plans, or deprive the executive of a material fringe benefit; (vii) the Company (either in one transaction or a series of related transactions) sells or otherwise disposes of, not in the ordinary course of business, assets or earning power aggregating more than 30% of the assets or earning power of the Company (or the Company and its subsidiaries), unless the executive is or was a member of the Board and approved any of the foregoing either in writing or by vote at a meeting of the Board; (viii) a material breach of or default by the Company under the Agreements which is not cured by the Company within thirty (30) days after its receipt or prior written notice thereof from the executive; or (ix) a purported termination for cause by the Company of the executive's employment within the eighteen (18) month period following a Change in Control which is not effected in compliance with certain procedural requirements (such as notice and an opportunity for the executive to be heard, together with his counsel, before the Board).

         In the event either of Messrs. Cucchiara, Higham, Hlywak, White or Wood is terminated without cause under circumstances outside a "Change in Control," each person would be paid ninety (90) days salary continuation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

         To the Company's knowledge, based solely on the Company's review of copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required, all of the Company's executive officers and directors, and greater than 10% beneficial owners complied with applicable Section 16(a) filing requirements during the year ended December 31, 2003.

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION 1

         The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee's informal executive compensation philosophy (which applies generally to all Company management, including the President and Chief Executive Officer, Gerardo Canet) considers a number of factors, which may include:

o rewarding eligible employees who have achieved specific business and financial success during the fiscal year;

o      giving   eligible   employees   the   incentive   to  strive  for  higher
       productivity, efficiency and quality of service; and

o      encouraging the "best" people to join and stay with the Company.

         Compensation structures for senior management generally include a combination of salary, bonuses stock options and restricted stock grants. Specific executive officer base salary is determined based on a range of measures and by comparison to the compensation of executive officers of comparable companies. For the fiscal year ended December 31, 2003, the bonuses of senior management were derived in accordance with a predetermined percentage of base salary. The actual bonuses were based on two components. The first component was based on the Company's performance during the fiscal year ended December 31, 2003 versus the 2003 budget. The second component was based on the achievement of specific individual milestones. The Compensation Committee also endorses the position that equity ownership by senior management is beneficial in aligning their interest with those of stockholders, especially in the enhancement of stockholder value. The Compensation Committee considers the Company's performance under these measures and uses its subjective judgment and discretion in approving individual compensation, including restrictive stock grants. Mr. Canet's base salary is established pursuant to an employment agreement, although his bonus is determined in the same fashion as other executive officers.


     Elizabeth E. Tallett (Chairperson)
     Wayne R. Moon
     Lawrence J. Stuesser


                            AUDIT COMMITTEE REPORT 2

         The Audit Committee has oversight for the Company's financial reporting on behalf of the Board of Directors. The Audit Committee, composed of three independent (as defined by Section (a)(15) of Nasdaq Rule 4200) directors, met five times in 2003, and operates under an amended and restated charter approved by the Board of Directors in February 2003. The amended and restated charter incorporates changes required by the Sarbanes-Oxley Act (the "Act") and was attached as Appendix A to the Company 2003 Proxy Statement. The Audit Committee also has at least one member, Mr. Stuesser, who is an "audit committee financial expert" as such term is defined in Item 401 of Regulation S-K of the Exchange Act.

----------------------------------

 1    The material in this report is not soliciting  material,  is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1993 or the Exchange Act, except to the extent the Company specifically incorporates the report by reference in any such document, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

2     The material in this report is not soliciting  material,  is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates the report by reference in any such document, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

          Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls and the Company's compliance with legal and regulatory requirements. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K .

         The Audit Committee has discussed with the Company's independent auditors, PricewaterhouseCoopers, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications With Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The Audit Committee has received and reviewed, including matters in the written disclosures and the letter from PricewaterhouseCoopers, LLP required by Independent Standards Board No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with PricewaterhouseCoopers, LLP their independence.

         The Audit Committee has also considered whether any services provided by PricewaterhouseCoopers, LLP not related to the audit of the financial statements referred to above and the reviews of the interim financial statements included in the Company's Form 10-Qs for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

         Based on the reviews and discussions referred to above, the Audit Committee, in accordance with its charter, recommended to the Company's management that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Committee has also reappointed PricewaterhouseCoopers, LLP for the Company's 2004 fiscal year audit.

     Lawrence J. Stuesser (Chairperson)
     Wayne R. Moon
     Elizabeth E. Tallett


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company engaged the independent public accounting firm of PricewaterhouseCoopers, LLP to audit the Company's financial statements for the fiscal year ended December 31, 2003 and has selected such firm to audit the Company's financial statements for the Company's fiscal year ending December 31, 2004. A representative from PricewaterhouseCoopers, LLP is expected to be present at the 2004 Annual Meeting with the opportunity to make a statement if desired. The PricewaterhouseCoopers, LLP representative is also expected to be available to respond to appropriate questions.

Pre-Approval Policy

         In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the "Act") and the Audit Committee Charter, as amended in 2003, all audit and audit-related work and all non-audit work performed by the independent accountants, PricewaterhouseCoopers LLP, must be submitted to the Audit Committee for specific approval in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee has not delegated any of its responsibilities to management.

Audit Fees

         Audit fees billed or expected to be billed to Company by PricewaterhouseCoopers LLP for the audit of the consolidated financial statements included in the Company 's Annual Report on Form 10-K, reviews of the consolidated financial statements included in the Company 's Quarterly Reports on Form 10-Q, work related to IntegraMed 's registration statements on Form S-8 and consultation on accounting topics for the years ended December 31, 2003 and December 31, 2002 totaled $150,000 and $128,500, respectively.

Audit-Related Fees

         The aggregate fees billed for audit related services for the years ended December 31, 2003 and 2002 were $0 and $54,740 respectively. For the year ended December 31, 2002, these fees primarily related to the Company's response to a Securities and Exchange Commission letter during the First Quarter of 2002 and the filing of a Registration Statement on Form S-3 by the Company on August 29, 2002.

Tax Fees
         There were no fees billed for tax services for the years ended December 31, 2003 and 2002.

All Other Fees
         There were no other fees for the years ended December 31, 2003 and
2002.
                      ------------------------------------

Performance Graph3

         The following graph compares the five-year cumulative total return for the Company's Common Stock with the comparable cumulative return of The NASDAQ Stock Market(R) (U.S.) and NASDAQ Health Services Index. The comparisons in the graph are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

         The graph assumes $100 was invested on December 31, 1998 in the Company's Common Stock and $100 was invested at that same time in each of The NASDAQ Stock Market (U.S.) and NASDAQ Health Services indexes. The comparison assumes that all dividends were reinvested. Measurement points are at the last trading day of the years ended December 31, 1998, 1999, 2000, 2001, 2002 and 2003.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG INTEGRAMED AMERICA, INC., THE NASDAQ STOCK MARKET (U.S.) INDES
                      AND THE NASDAQ HEALTH SERVICES INDEX


                                [OBJECT OMITTED]


                                       1998         1999        2000          2001        2002       2003
                                       ----         ----        ----          ----        ----       ----

IntegraMed America, Inc.              100.00       65.06        36.14        119.52      112.00     120.29
NASDAQ Stock Market (U.S.)            100.00      186.20       126.78         96.96       68.65     108.18
NASDAQ Health Services Index          100.00       75.96       101.66        169.10      142.66     188.30


-----------------------------------

3     The  material  in this chart is not  soliciting  material,  is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1993 or the Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company is a party to a FertilityPartner agreement with Fertility Centers of Illinois, S.C. ("FCI") of which Dr. Lifchez, a director and Chairman of the Board of the Company, is a principal stockholder and officer. During the fiscal year ended December 31, 2003, FCI paid $3,214,841 in service fees to the Company pursuant to such agreement. Dr. Lifchez will not continue on the board after the 2004 Annual Meeting of Stockholders.

         The Company is a party to a FertilityPartner agreement with Shady Grove Fertility Centers, P.C. ("Shady Grove") of which Dr. Levy, a director and Vice Chairman of the Board of the Company, is a principal stockholder and officer. During the fiscal year ended December 31, 2003, Shady Grove paid $2,909,466 in management fees to the Company pursuant to such agreement. Dr. Levy will not continue on the board after the 2004 Annual Meeting of Stockholders.

         The Company has maintained a consulting arrangement with SDL Consultants, a privately-owned consulting firm engaged in rendering general business advice, of which Mr. Liebler is President. During the fiscal year ended December 31, 2003 the Company paid SDL Consultants approximately $83,000 in consulting fees, which were primarily related to services rendered to the Company in assisting with the recruitment of several senior managers and included reimbursement for expenses.


PROPOSAL 2

                APPROVAL AND RATIFICATION OF THE AMENDMENT TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


         The Board of Directors of the Company has adopted and recommends to the stockholders approval of a proposed amendment to the Company's Amended and Restated Certificate of Incorporation ("Certificate") to decrease the authorized number of shares of Common Stock from 50,000,000 to 15,000,000. As of March 26, 2004 there were 3, 488,162 shares of the Company's Common Stock outstanding, The proposed decrease in the authorized number of shares of Common Stock has been recommended by the Board of Directors to reduce the costs incurred by the Company annually in connection with franchise taxes paid by the Company in various jurisdictions, including Delaware, the Company's state of incorporation.

         If the amendment to the Certificate is approved, the Company would realize annual savings in excess of $75,000 in franchise tax payments in the various jurisdictions where the Company is required to pay franchise taxes based on the Company's authorized shares.

It is expected that the proposed amendment, if approved by the stockholders, will be made effective on or about May 19, 2004 by the filing and recording of an appropriate Certificate of Amendment as required under Delaware law. In addition, if the proposal is approved and the amendment becomes effective, the first sentence of Article IV of the Company's Certificate of Incorporation, which sets forth the Company's presently authorized capital stock, will be amended to read in its entirety as follows:

         "The authorized capital stock of the Corporation shall consist of twenty million (20,000,000) shares, consisting of fifteen million (15,000,000) shares of Common Stock, each having a par value of $.01 (the "Common Stock"), and five million (5,000,000) shares of Preferred Stock, each having a par value $1.00 per share."


         The Board of Directors recommends a vote FOR the proposed amendment, and the persons named in the accompanying proxy will vote in accordance with the choice specified thereon or, if no choice is properly indicated, FOR the amendment.

                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

         Under the Commission's proxy rules, stockholder proposals that meet certain conditions may be included in the Company's proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at the Company's 2005 Annual Meeting must give notice of the proposal to the Company no later than December 17, 2004 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders that intend to present a proposal at the 2005 Annual Meeting that will not be included in the proxy statement and form of proxy must give notice of the proposal to the Company no fewer than 90 days and no more than 120 days prior to the first anniversary of the 2004 Annual Meeting. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in the Company's proxy materials or its presentation at the 2005 Annual Meeting because there are other requirements in the proxy rules.

         Pursuant to Rule 14a-4 under the Exchange Act, as amended, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in the Company's proxy statement for our 2005 Annual Meeting, except in circumstances where (i) the Company receives notice of the proposed matter no earlier than January 18, 2005 and no later than February 18, 2005, and
(ii) the proponent complies with the other requirements set forth in Rule 14a-4.



                                     GENERAL

         The management of the Company does not know of any matters other than those stated in this Proxy Statement, which are to be presented for action at the 2004 Annual Meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

         The Company will bear the cost of preparing, printing, assembling and mailing the proxy card, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

         The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2003 (as filed with the Commission), including the financial statements thereto. All such requests should be directed to Mr. John W. Hlywak, Jr., Senior Vice President and Chief Financial Officer of IntegraMed America, Inc., Two Manhattanville Road, Purchase, New York 10577. You may also obtain certain other of the Company's Commission filings through the Internet at http://www.sec.gov or under "Investor Relations" at http://www.integramed.com, the Company's website.

         By Order of the Board of Directors,
         Aaron S. Lifchez, M.D.
         Chairman of the Board

Dated:   April 16, 2004

                                     PROXY

                            INTEGRAMED AMERICA, INC.

                         Annual Meeting of Stockholders

           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints Gerardo Canet or Claude E. White as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company's Headquarters, Two Manhattanville Road, 3rd Floor, Purchase, New York 10577 on May 18, 2004 at 10:00 a.m. and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated on the reverse:

                         (To be Signed on Reverse Side)

                         Annual Meeting of Stockholders
                            INTEGRAMED AMERICA, INC.

                                  May 18, 2004



                        Please date, sign and mail your
                      Proxy card back as soon as possible!




                 Please Detach and Mail in the Envelope Provided


   1.  Election of Directors:                Nominees:
       ----------------------                ---------

       --    FOR ALL NOMINEES                ---    Gerardo Canet
                                             ---    Sarason D. Liebler
       --    WITHHOLD AUTHORITY              ---    Wayne R. Moon
             FOR ALL NOMINEES                ---    Lawrence J. Stuesser
                                             ---    Elizabeth E. Tallett
       --    FOR ALL EXCEPT
             (See instructions below)


       Instructions:   To  withhold   authority  to  vote  for  any   individual
                       nominee(s), mark "FOR ALL, EXCEPT" and fill in the circle next to each nominee you wish to withhold as shown here:

                       ---

--------------------------------------------------------------------------------


   2. To approve the amendment to the Company's Amended and Restated Certificate of Incorporation decreasing the authorized shares of Common Stock from 50,000,000 to 15,000,000.

           ---  FOR              ---  AGAINST               ---  ABSTAIN


               In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.

               The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted FOR the election of the nominees and FOR Proposal 2.

--------------------------------------------------------------------------------



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To change the  address on your  account,  please  check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

Signature              Date            Signature               Date
         -------------     ----------           -------------      ---------

       NOTE: (Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.)